POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that I, Lloyd
Emerson Johnson, hereby constitute and appoint
James S. Porter, Patricia A. Beithon, and Judith
A. Stone and each of them, my true and lawful
attorneys-in-fact and agents, with full power of
substitution and resubstitution for me and in my
name, place and stead, to sign any reports on
Form 3 (Initial Statement of Beneficial Ownership
of Securities), Form 4 (Statement of Changes in
Beneficial Ownership of Securities) and Form 5
(Annual Statement of Changes in Beneficial
Ownership of Securities) relating to transactions
by me in Common Stock or other securities of
Apogee Enterprises, Inc. and all amendments
thereto, and to file the same, with the Securities
and Exchange Commission and the appropriate
securities exchange, granting unto said attorneys-
in-fact and agents, and each of them, or their
substitutes, full power and authority to do and
perform each and every act and thing requisite or
necessary to be done in and about the premises, as
fully to all intents and purposes as I might or
could do in person, hereby ratifying and
confirming all that said attorneys-in-fact and
agents, and each of them, or their substitutes,
may lawfully do or cause to be done by virtue
hereof.  This Power of Attorney shall be effective
until such time as I deliver a written revocation
thereof to the above-named attorneys-in-fact and
agents.

By:/s/ Lloyd E. Johnson
  Lloyd E. Johnson
       (printed name)

Date: June 6, 2017